UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2015

McGRAW HILL FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

McGraw Hill Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 29, 2015. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Sir Winfried Bischoff	233,408,533	3,193,180	351,856	11,092,816
William D. Green	235,938,977	631,856	382,736	11,092,816
Charles E. Haldeman, Jr.	235,151,081	1,419,479	383,009	11,092,816
Rebecca Jacoby	236,268,582	332,299	352,688	11,092,816
Robert P. McGraw	234,716,671	1,883,295	353,603	11,092,816
Hilda Ochoa-Brillembourg	233,519,747	3,069,588	364,234	11,092,816
Douglas L. Peterson	235,247,587	1,359,768	346,214	11,092,816
Sir Michael Rake	235,339,332	1,190,006	424,231	11,092,816
Edward B. Rust, Jr.	232,638,397	3,906,202	408,970	11,092,816
Kurt L. Schmoke	235,063,044	1,527,719	362,806	11,092,816
Sidney Taurel	234,445,051	2,157,080	351,438	11,092,816
Richard E. Thornburgh	234,330,403	2,273,758	349,408	11,092,816

Proposal 2: Proposal to approve the performance goals under the Company’s 2002 Stock Incentive Plan, as amended and restated:

For	Against	Abstain	Broker Non-Votes
230,317,832	6,081,523	554,214	11,092,816

Proposal 3: Proposal to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
232,775,707	3,286,280	891,582	11,092,816

Proposal 4: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2015:

For	Against	Abstain	Broker Non-Votes
241,983,319	5,312,417	750,649	0

Proposal 5: Shareholder proposal requesting the adoption of a policy requiring an independent Board Chairman:

For	Against	Abstain	Broker Non-Votes
39,955,131	196,129,869	868,569	11,092,816

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRAW HILL FINANCIAL, INC.

By:	/s/ Scott L. Bennett
Scott L. Bennett
Senior Vice President, Associate General Counsel and Corporate Secretary

Dated: May 4, 2015